                                                         EXHIBIT 10.1


                                  VIASAT, INC.


                       ----------------------------------

                       PREFERRED STOCK PURCHASE AGREEMENT



                       ----------------------------------

            3,000,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

                            Dated as of June 11, 1986

                                TABLE OF CONTENTS
                             (NOT PART OF Agreement)
                                                                         Page
                                                                         ----
1.      Authorization, Purchase and Sale of the Shares................     1
        1.1   Authorization of the Shares.............................     1
        1.2   Sale and Purchase of the Shares.........................     1

2.      Closing, Payment and Delivery.................................     1
        2.1   Closing Date and Place of Closing.......................     1
        2.2   Payment and Delivery....................................     1
        2.3   Covenant of Best Efforts and Good Faith.................     2

3.      Representations and Warranties of the Company.................     2
        3.1   organization and Standing; Articles and
              Bylaws..................................................     2
        3.2   Subsidiaries............................................     2
        3.3   Capitalization..........................................     2
        3.4   Authorization...........................................     3
        3.5   Financial Information...................................     4
        3.6   Absence of Undisclosed Liabilities......................     4
        3.7   Contracts...............................................     4
        3.8   Interested Party Transactions...........................     5
        3.9   Litigation..............................................     5
        3.10  Title to Properties; Liens and
              Encumbrances ...........................................     6
        3.11  Condition of Properties.................................     6
        3.12  Intangible Assets.......................................     6
        3.13  Employees...............................................     7
        3.14  Compliance with Laws and Other Instruments..............     7
        3.15  Insurance...............................................     7
        3.16  No Brokers or Finders...................................     8
        3.17  Business Plan...........................................     8
        3.18  Disclosure..............................................     8

  4.     Representations and Warranties of the Purchaser..............     8
        4.1   Authorization...........................................     8
        4.2   Investigation and Experience............................     9
        4.3   Investment Intent.......................................     9
        4.4   Accredited Investor.....................................     9
        4.5   No Brokers or Finders...................................     9

  5.    Conditions of Purchasers' Obligations.........................    10
        5.1   Representations and Warranties..........................    10
        5.2   Performance.............................................    10
        5.3   Opinion of Company's Counsel............................    10
        5.4   Legal Investment........................................    10
        5.5   Compliance Certificate..................................    10
        5.6   Proceedings and Documents...............................    10


                                       i.

                                                                         Page
                                                                         ----
        5.7   Qualification...........................................    10
        5.8   Certificate.............................................    11
        5.9   Election of Directors...................................    11
        5.10  Shareholders' Agreement.................................    11
        5.11  Supporting Documents....................................    11
        5.12  Founders' Stock Purchase................................    11

6.      Conditions to Closing of the Company..........................    12
        6.1   Representations.........................................    12
        6.2   Legal Investment........................................    12

7.      Affirmative Covenants of the Company..........................    12
        7.1   Accounts and Records....................................    12
        7.2   Financial Information...................................    12
        7.3   Additional Information..................................    13
        7.4   Preparation of Operating Plan...........................    14

        7.5   Prompt Payment of Taxes and Other
              Liabilities.............................................    15
        7.6   Maintenance of Properties and Leases....................    15
        7.7   Insurance...............................................    15
        7.8   Compliance with Laws....................................    15
        7.9   Maintenance of Corporate Existence, etc.................    15
        7.10  Availability of Common Stock for Conversion.............    16
        7.11  Expenses of Purchasers..................................    16
        7.12  Board of Directors Meetings.............................    16
        7.13  Right of First Refusal..................................    16
        7.14  Replacement of Certificates.............................    18
        7.15  Notice of Litigation....................................    18
        7.16  Securities Law Filings..................................    18
        7.17  Termination of Certain Obligations......................    18

8.      Transfer of Securities........................................    18
        8.1    Restrictions on Transfer...............................    18
        8.2    Restrictive Legend.....................................    19
        8.3    Transfers..............................................    19
        8.4    Requested Registration.................................    19
        8.5    Company Registration...................................    21
        8.6    Expenses of Registration...............................    22
        8.7    Registration Procedures................................    22
        8.8    Indemnification........................................    23
        8.9    Information by Holder..................................    25
        8.l0   Limitations on Registration of issues
               of Securities..........................................    25
        8.11   Rule 144 Reporting.....................................    26
        8.12   Transfer of Registration Rights........................    26

        8.13   "Market Stand-Off" Agreement...........................    27
        8.14   No Action Letter or Opinion of Counsel
               in Lieu of Registration; Conversion of
               Restricted Stock.......................................    27


                                       ii.

                                                                         Page
                                                                         ----
9.      Enforcement...................................................    27
        9.1    Remedies at Law or in Equity...........................    27
        9.2    Cumulative Remedies....................................    28

10.     Definitions...................................................    28

11.     Miscellaneous  ...............................................    30
        11.1   Governing Law..........................................    30
        11.2   Survival...............................................    30
        11.3   Successors and Assigns.................................    31
        11.4   Entire Agreement.......................................    31
        11.5   Notices................................................    31
        11.6   Severability; Counterparts.............................    31
        11.7   Titles and Subtitles...................................    32
        11.8   Waivers and Amendments.................................    32


                 Exhibit A         Amended and Restated
                                   Articles of Incorporation

                 Exhibit B         Schedule of Purchasers

                 Exhibit C         Schedule of Exceptions

                 Exhibit D         Schedule of Shareholders

                 Exhibit E         Balance Sheet

                 Exhibit F         Schedule of Contracts and
                                   Leases


                                      iii.

                       PREFERRED STOCK PURCHASE AGREEMENT

          THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 11th day of June, 1986, by and among ViaSat, Inc., a California corporation (the "Company"), and Southern California Ventures, a California limited partnership, Robert W. Johnson and Thomas A. Tisch (collectively, the "Purchasers").

                                    SECTION 1

                 Authorization, Purchase and Sale of the Shares

          1.1 Authorization of the Shares. The Company has authorized the issuance and sale of up to 3,000,000 shares of its Series A Convertible Preferred Stock (the "Shares") having the rights, restrictions, privileges and preferences as set forth in the Amended and Restated Articles of Incorporation (the "Certificate") attached to this Agreement as Exhibit A.

          1.2 Sale and Purchase of the Shares. At the Closing (as defined in
Section 2.1 hereof), subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase from the Company a total of 3,000,000 Shares at a purchase price of $.10 per share and an aggregate purchase price of $300,000 (the "Purchase Price"), in the individual amounts set forth on Exhibit B hereto.

                                    SECTION 2

                          Closing, Payment and Delivery

          2.1 Closing Date and Place of Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall occur at 3 o'clock P.M., Pacific Standard Time, on the date hereof or on such later date (within 30 days thereafter) as the Company and the Purchasers shall agree (the date of such Closing being referred to as the "Closing Date"). The place of the Closing (including the place of delivery to the Purchasers by the Company of the certificates evidencing all Shares being purchased and the place of payment to the Company by the Purchasers of the Purchase Price therefor) shall be at such place as the Purchasers and the Company shall agree.

           2.2 Payment and Delivery. At the Closing, each Purchaser shall pay the portion of the aggregate Purchase Price set forth opposite the Purchaser's name on Exhibit B hereto to the Company by check or wire transfer and the Company shall deliver to each Purchaser a certificate or certificates representing the number of Shares purchased, as set forth on Exhibit B registered in the Purchaser's name.

           2.3 Covenant of Best Efforts and Good Faith. The Company and the Purchasers agree to use their respective best efforts and to act in good faith to cause to occur all conditions to Closing, as set forth in Sections 5 and 6 hereof, which are in the control of such party.

                                    SECTION 3

                  Representations and Warranties of the Company

          The Company hereby covenants with and represents and warrants to the Purchasers that, except as set forth in the Schedule of Exceptions, attached to this Agreement as Exhibit C:

           3.1   Organization and Standing; Articles and Bylaws.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own its properties, to conduct its business, to enter into this Agreement, to file the Certificate, to issue and sell the Shares, to issue the Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under this Agreement and the Certificate.

                 (b) The Company has furnished the Purchasers or Special Counsel with true, correct and complete copies of its Articles of Incorporation, Bylaws and all amendments thereto to date.

           3.2 Subsidiaries. The Company has no Subsidiaries or direct or indirect equity interest, by way of stock ownership or otherwise, in any other firm, corporation, association or business enterprise.

           3.3 Capitalization. The Company's authorized capital stock consists of (a) 10,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 3,000,000 shares are issued and outstanding, and (b) 3,000,000 shares of preferred stock (the "Preferred Stock"), 3,000,000 of which have been designated "Series A Convertible Preferred Stock," no par value, and the Company has no authority to issue any other capital stock.


                                       2.

No shares of Preferred Stock have been issued prior to the Closing. ALL of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with all applicable Federal and state securities laws. Exhibit D hereto contains a true and complete list of the names and addresses of the beneficial holders of all of the outstanding Common Stock and of the holders of all outstanding options or other rights to purchase Common Stock. Except as expressly provided in this Agreement or disclosed in Exhibit D, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. To the best of the Company's knowledge and belief, no holder of Common Stock has granted options or other rights to purchase any shares of Common Stock from such shareholder, and there is no voting trust agreement or arrangement among any of the beneficial holders of Common Stock affecting the exercise of the voting rights of such Common Stock. The Company has reserved 1,500,000 shares of Common Stock for issuance to future employees either upon the exercise of stock options or upon the issuance of stock, in all cases subject to approval of such options or stock by the Board.

          3.4 Authorization. ALL corporate actions and proceedings on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Certificate, and otherwise for the authorization, issuance and delivery of the Shares and the Common Stock issuable upon conversion thereof have been lawfully and validly conducted. This Agreement and the Certificate are valid and binding obligations of the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable princples relating to or affecting the enforcement of creditors' rights in general and by general principles of equity, and except that enforcement of the indemnity provisions of Section 8.8 of this Agreement may be limited by Federal or state securities laws or public policy underlying such laws. The execution, delivery and performance by the Company of this Agreement, and the compliance by the Company with the Certificate, will not result in any violation of, conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of Federal or state law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule, regulation or other restriction to which the Company is a party or by which it or any of its assets are bound, or result in the creation of any Lien upon any of the assets of the Company, which violation, conflict, breach, default or Lien could have a material adverse effect on the condition, financial or otherwise, or operation of


                                       3.

the Company. The Shares have been duly authorized, and when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any Liens and restrictions (except restrictions arising under the Securities Act or the California Corporate Securities Law of 1968) and will have the rights, preferences, privileges and restrictions as provided in the Certificate. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, upon issuance in accordance with the terms of the Certificate, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens and restrictions, except those arising from any acts of the Purchaser (except restrictions arising under the Securities Act or the California Corporate Securities Law of 1968).

           3.5 Financial Information. The Company's unaudited balance sheet at May 23, 1986, a copy of which is attached hereto as Exhibit E, (i) is in accordance with the books and records of the Company, (ii) presents fairly the financial condition of the Company at such date and (iii) was prepared in accordance with generally accepted accounting principles.

           3.6 Absence of Undisclosed Liabilities. Except as disclosed on Exhibit E hereto, the Company has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation, any tax liabilities due or to become due), except current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the inception of the Company, none of which (individually or in the aggregate) is material.

           3.7 Contracts. Except as to those contracts, leases and other documents set forth in the Schedule of Contracts and Leases, attached hereto as Exhibit F (correct and complete copies of which have been previously delivered to Special Counsel or described in all material respects in Exhibit F), the Company is not a party to any material written or oral agreement not made in the ordinary course of business and the Company is not a party to any written or oral:

                 (a) Employment, bonus or consulting agreement, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plan, including any agreement evidencing rights to purchase securities of the Company or agreement among shareholders and the Company;

                 (b) Loan or other agreement, note, indenture, or instrument relating to or evidencing Indebtedness for Borrowed Money, or mortgaging, pledging, granting or creating a Lien or security interest or other encumbrance on, any of the Company's


                                       4.

properties or assets, or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other Person;

                 (c) Joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

                 (d) Agreement limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

                 (e) Agreement or letter of intent with respect to the acquisition of the business assets or shares of any other business;

                 (f) Agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property;

                 (g) Lease of real property or any material lease of personal property or equipment; or

                 (h) Agreement to register securities of the Company under the Securities Act.

           3.8 Interested Party Transactions. No officer, director, or shareholder of the Company or any "affiliate" or "associate" (as such terms are defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had either directly or indirectly, (a) a beneficial interest in any Person which (i) furnishes or sells services or products which are furnished or sold or proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, except to the extent arising solely from the ownership of shares of the Company's capital stock.

           3.9 Litigation. There is neither pending nor, to the Company's best knowledge, threatened any action, suit, arbitration, proceeding (whether Federal, state, local or foreign) or claim, or any basis therefor, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property, assets or business is or may be subject and in which an unfavorable outcome, ruling or finding could have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will be for legal or equitable relief which


                                       5.

if granted would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

            3.10 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, excluding any and all property and assets described in Section 3.15 hereof, and has good title to all of its leasehold interests in each case subject to no Lien except as disclosed in Exhibit F and except for any Lien on personal property in the nature of a purchase money security interest granted in the usual and ordinary course of business.

            3.11 Condition of Properties. All facilities, machinery, equipment fixtures, vehicles and other tangible property owned, leased or used by the Company are in good operating condition and repair.

            3.12 Intangible Assets.

                  (a) The Company has all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable Federal, state or local authorities and any other regulatory authorities, which are necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could have a material and adverse effect on the operations or condition, financial or otherwise, of the Company, and it is not in default or noncompliance in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority.

                  (b) The Company owns or has the right to use all patents, trademarks, trade names, copyrights and rights with respect to any of the foregoing necessary to conduct its business as now being conducted and as planned to be conducted, without conflict with or infringement upon any right or claimed right of any Person and without any obligation or liability for royalties, fees, or other compensation to any owner, licensor, or other claimant to any of the foregoing.

                  (c) The Company owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data and information (collectively herein "Intellectual Property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of any right, Lien, or claim of any Person, including without limitation former employers of its employees; provided, however, the possibility exists that other Persons, completely independent of the Company or its employees


                                       6.

or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company.

                 (d) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property. Each employee of the Company and all other Persons who, either alone or in concert with others, have developed, discovered or conceived the Intellectual Property, or who have or have had access to the Intellectual Property, will have entered into proprietary information agreements in substantially the form approved by Special Counsel on or prior to September 9, 1986.

           3.13 Employees. To the best of the Company's knowledge, no officer or key employee of the Company has any plans to terminate his or her employment with the Company and no employee of the Company is in violation of any term of any employment contract, invention assignment or nondisclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Purchaser to any liability arising by reason of any such contract, agreement or restrictive covenant or by reason of trade secret or unfair competition laws. The Company does not have any collective bargaining agreement covering any of its employees and has encountered no material labor difficulties.

           3.14 Compliance with Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable Federal, state and local laws, rules and regulations. The Company is not in violation of any term of its Articles of Incorporation or Bylaws or any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject. The offer, issuance and sale of the Shares as contemplated by this Agreement, and the issuance of Common Stock upon conversion of the Shares in accordance with the terms of the Certificate are and will be, exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under all applicable state securities laws.

           3.15 Insurance. There are in full force and effect one or more policies of insurance issued by insurers of recognized


                                       7.

responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary for the contemplated business of the Company. On or before September 9, 1986, the Company will have acquired a policy of guaranteed renewable term life insurance naming the Company as beneficiary and providing $330,000 of coverage on the life of Mark D. Dankberg.

           3.16 No Brokers or Finders. The Company has retained no finder or broker with the transactions contemplated by this Agreement, and hereby agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of an agent's fee to any broker or other Person (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

           3.17 Business Plan. The Company has heretofore furnished to each of the Purchasers and Special Counsel a business plan of the Company dated May 24, 1986 ("Business Plan"). The Business Plan represents a good faith effort by the Company to describe its proposed business and projected growth and the Company does not believe that these projections, or any other information contained in the Business Plan are materially and adversely misleading or that there are any materially and adversely misleading omissions in the Business Plan.

           3.18 Disclosure. To the best of the Company's knowledge, this
Agreement: and all other documents or writings delivered to the Purchasers or Special Counsel pursuant to this Agreement or otherwise in connection with the offering of the Shares do not contain any untrue statement of a material fact, or omit to state any fact necessary to make the statements made therein not misleading.

                                    SECTION 4

                Representations and Warranties of the Purchasers

          Each of the Purchasers represents and warrants to the Company as follows:

              4.1 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by each Purchaser as necessary and this Agreement is a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity


                                       8.

and except that enforcement of the indemnity provisions of Section 8.8 of this Agreement may be limited by Federal or state securities laws or public policy underlying such laws.

          4.2 Investigation and Experience. Each Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement. Each Purchaser understands that this investment involves substantial risks and has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities. The officers of the Company have made available to the Purchasers any and all written information that has been requested and have answered to the satisfaction of the Purchasers all inquiries made by them. Each Purchaser is experienced in evaluating and investing in newly organized companies in the electronics and communications industries such as the Company and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect his or its own interests in connection with this Agreement and the transactions contemplated hereby and at the present time could afford a complete loss of such investment, within the meaning of Section 25102(f) of the California Corporations Code. Each Purchaser has been further advised that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Shares.

          4.3 Investment Intent. Each Purchaser is acquiring the Shares, and the shares of Common Stock issuable upon conversion of the Shares, for investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof. Each Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

          4.4 Accredited Investor. Each Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          4.5 No Brokers or Finders. Each Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other Person (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.


                                       9.

                                    SECTION 5

                      Conditions of Purchasers' Obligations

          The obligation of the Purchasers to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the
Purchasers:

          5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects when made and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

          5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

          5.3 Opinion of Company's Counsel. The Purchasers shall have received from Wiles, Circuit and Tremblay, counsel to the Company, an opinion addressed to them, dated the Closing Date, in form and substance acceptable to the Purchasers and Special Counsel.

          5.4 Legal Investment. At the time of the Closing, the purchase of the Shares hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

          5.5 Compliance Certificate. The Company, if requested by Special Counsel, shall have delivered to the Purchasers a certificate of the President of the Company, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 5.1 and 5.2.

          5.6 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to such transactions shall be satisfactory in substance and form to the Purchasers and Special Counsel.

          5.7 Qualification. All authorizations, registrations, qualifications, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, the conversion of the Shares into Common Stock and the issuance of such Common Stock upon such conversion, shall have


                                       10.

been duly obtained and shall be effective on and as of the Closing.

           5.8 Certificate. The Certificate shall have been properly executed and filed with the Secretary of State of California and a copy of the Certificate certified by the Secretary of State shall have been delivered to Special Counsel.

           5.9 Election of Directors. The Company's Bylaws shall provide for three authorized directors. Robert W. Johnson shall have been elected to the Board as a representative of the Purchasers effective as of the Closing.

           5.10 Shareholders' Agreement. Mark D. Dankberg, Steven R. Hart, Mark
J. Miller, the Company and the Purchasers shall have entered into a Shareholders' Agreement in form and substance acceptable to the Purchasers, relating to the election to the Board of Directors of certain persons chosen or nominated by the Purchasers and other shareholders.

           5.11 Supporting Documents. The Purchasers or Special Counsel shall have received the following:

                 (a) Copies of resolutions of the Board certified by the Secretary of the Company, authorizing and approving the Certificate and the execution, delivery and performance of this Agreement and and all other documents and instruments to be delivered pursuant hereto;

                 (b) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (a) above and certifying that the Articles of Incorporation and Bylaws delivered to the Purchasers pursuant to Section 3.1 are in full force and effect without modification or amendment.

                 (c) Such additional supporting documentation with respect to the transactions contemplated hereby as the Purchasers or Special Counsel may reasonably request.

           5.12 Founders' Stock Purchase. Each of Mark D. Dankberg, Steven R. Hart and Mark J. Miller shall have entered into stock restriction agreements with the Company in form and substance satisfactory to the Purchasers.


                                      11.

                                    SECTION 6

                    Conditions to Obligations of the Company

          The Company's obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

           6.1 Representations. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all respects when made and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

           6.2 Legal Investment. At the time of the Closing, the conditions set forth in Sections 5.4, 5.6, 5.7, 5.8 and 5.10 shall have been satisfied.

                                    SECTION 7

                      Affirmative Covenants of the Company

          The Company hereby covenants and agrees that, so long as the Purchasers or their assigns are the Holders in the aggregate of more than 50% of the Restricted Stock purchased hereunder:

          7.1 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          7.2 Financial Information. The Company will furnish the following reports to the Purchasers (or their representative):

                  (a) As soon as available and in any event within 60 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, shareholders' equity and changes in financial condition of the Company and its Subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, if unaudited, certified by the principal financial or accounting officer of the Company. Upon written request delivered prior to the end of any fiscal year of the Company from Purchasers holding a majority of the Restricted Stock, such financial statements for that fiscal year shall be audited and certified by independent accountants of recognized national


                                       12.

reputation selected by the Company. If audited financial information is so requested, the Company shall provide such audited information within 90 days of the end of the fiscal year for which the audited financial information was requested.

                 (b) As soon as available and in any event within 30 days after the end of each fiscal quarter of the Company, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such fiscal quarter and consolidated statements of income, shareholders' equity and changes in financial position of the Company and its Subsidiaries, if any, for such fiscal quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject only to changes resulting from normal year-end audit adjustments, if any, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

                 (c) During such time as the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and in lieu of the financial information required pursuant to Sections 7.2(a) and (b), copies of its Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, or any similar successor forms, and all registration statements proxy statements and other reports, filed with the Commission, such reports to be furnished to the Purchasers no later than the deadline for filing them with the Commission.

            7.3   Additional Information.

                 (a) Except as prohibited by federal law, the Company will permit representatives of the Purchasers to visit and inspect any of the properties of the Company (with the understanding that, when security demands, the Purchasers shall be accompanied by an authorized individual), including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, during normal business hours and as often as the Purchasers may reasonably request. Partners and full-time employees of the Purchasers shall be granted access to proprietary data on the same basis as employees and directors of the Company provided that, if requested, they agree in writing to undertake the same fiduciary duty and responsibility to protect the proprietary data as would be required of an employee or a director having access to such proprietary data. As used herein, "proprietary data" shall mean data which has been classified and is being controlled (as of the date of the requested access) as confidential and proprietary by the Company.

                 (b) As long as a Purchaser holds at least 150,000 of the Shares or 150,000 shares of Restricted Stock, adjusted as


                                       13.

appropriate for stock splits and combinations and stock dividends and other distributions, the Company will deliver to such Purchaser:

                       (i) As soon as available and in any event within 30 days after the end of each month, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month, and consolidated statements of income and sources and applications of funds of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board, and certified, subject only to changes resulting from normal year-end audit adjustments, by the principal financial or accounting officer of the Company, together with a report of operations by the Company's President including a statement of orders received, shipments made and a backlog analysis reflecting orders to be delivered within six months of the reporting date, and orders to be delivered after six months from the reporting date.

                       (ii) As soon as available and in any event within 60 days after the Closing Date for the Company's partial fiscal year ending after the Closing Date and within 30 days before the commencement of each subsequent fiscal year, a copy of the operating plan for such partial or full fiscal year prepared and approved by the Board in accordance with section 7.4. Any modifications in such operating plan shall be submitted as promptly as practicable after such changes have been approved by the Board.

                       (iii) With reasonable promptness, such other information and data with respect to the Company and its Subsidiaries, if any, as any Purchaser may from time to time reasonably request.

           7.4 Preparation of Operating Plan. The Company shall, within 60 days after the Closing Date for the Company's partial fiscal year ending after the Closing Date and at least 30 days prior to the beginning of each subsequent fiscal year, prepare and submit to the Board, for its approval, an annual plan for such partial or full fiscal year which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss and quarterly balance sheet projections. Each annual plan shall be modified as often as necessary, but in any event every six months to reflect material changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of these modifications shall be submitted to and approved by the Board. The Company may dispense with any


                                       14.

six month modification if the Board reasonably determines that no material change is required in the budget for that six-month fiscal period.

           7.5 Prompt Payment of Taxes and Other Liabilities. The Company will promptly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent and before penalties accrue thereon, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall concurrently be contested in good faith and by appropriate proceedings in such a manner as not to have any materially adverse effect on the Company's financial condition or operation and if the Company shall have set aside on its books adequate reserves with respect thereto; provided, further, that the Company will promptly pay all such taxes, assessments, charges or levies upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other Indebtedness incident to operations of the Company.

           7.6 Maintenance of Properties and Leases. The Company will keep its tangible properties and those of any Subsidiary necessary to the business of the Company or such Subsidiary in good repair and in working order and condition, reasonable wear and tear excepted, and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. The Company and all of its Subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company or such Subsidiary.

           7.7 Insurance. The Company will keep its assets and those of any Subsidiary which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, explosion and such other hazards, risks and liability to persons and property, and in such amounts, as are customary and prudent for companies in similar businesses similarly situated.

           7.8 Compliance with Laws. The Company and all of its Subsidiaries shall duly observe and conform to all applicable laws and requirements of governmental authorities relating to the conduct of their businesses or to their property or assets.

           7.9 Maintenance of Corporate Existence. The Company shall maintain in full force and effect its corporate existence,


                                      15.

rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or licensed by it or any Subsidiary, and deemed by the Company to be necessary for the conduct of its business, and conduct its business in an orderly manner without voluntary interruption.

           7.10 Availability of Common Stock for Conversion. The Company will, from time to time, in accordance with the laws of California, increase the authorized amount of Common Stock prior to such time as the failure to do so would cause the number of shares of Common Stock remaining authorized and unissued to be insufficient to permit conversion of all the then outstanding Shares.

           7.11 Expenses of Purchasers. The Company shall pay, and hold the Purchasers harmless from liability for the payment of, (i) all reasonable fees and expenses of Special Counsel arising in connection with the negotiation of execution of this Agreement and consummation of the transactions contemplated hereby, which fees (not including expenses) shall not exceed $12,000.

           7.12 Board of Directors Meetings. The Company shall hold meetings of the Board at least once every month unless the failure to hold any meeting is consented to by Purchasers holding a majority of the Restricted Stock, and shall furnish to the Purchasers upon request, a complete and accurate copy of the minutes and other records of all meetings and other proceedings of the Board and its committees as well as of the written consents of the members of the Board by which action is taken by the Board or any committee without a meeting.

           7.13 Right of First Refusal. The Company hereby grants to each Purchaser the right of first refusal to purchase a pro rata part of any New Securities (as defined in this section 7.13) which the Company may, from time to time, propose to sell and issue. Each Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio of (i) the number of shares of Restricted Stock held by the Purchaser as of the date of the proposed sale (ii) the aggregate number of shares of Common Stock outstanding and the aggregate number of shares of such stock issuable upon the conversion of all securities convertible into Common Stock. This right of first refusal shall be subject to the following provisions:

                 (a) "New Securities" shall mean any capital stock (including Common Stock or preferred shares) of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term


                                       16.

"New Securities" does not include (i) securities purchased under this Agreement and securities outstanding on the Closing date; (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company; or (vi) shares of Common Stock of the Company issued to employees, consultants or directors of the Company upon the exercise of stock options or pursuant to stock purchase agreements or other incentive arrangements or otherwise, all of which options, agreements, arrangements and other issuances are approved by the Board.

                 (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type or New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have 30 days from the date such notice is given to agree to purchase all or any portion of the Purchaser's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                 (c) In the event the Purchasers fail to exercise the right of first refusal as to all of the New Securities proposed to be issued within said 30-day period, the Company shall give written notice of such fact, specifying the amount of securities not elected to be purchased, to each Purchaser who has elected to purchase any of such New Securities, and each such Purchaser shall have five days, after the giving of such further notice, to purchase all or any part of its pro rata share of such unpurchased portion by giving written notice thereof to the Company. After the expiration of the period for the exercise of the over-allotment provisions of this section 7.13, the Company shall have 180 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 180 days from the date of said agreement) to sell that portion of the New Securities for which the Purchasers' option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than


                                       17.

specified in the Company's notice. In the event the Company has not sold the New Securities within said 180-day period (or sold and issued New Securities in accordance with the foregoing within 180 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

          7.14 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Shares, and upon receipt of an appropriate indemnity bond in the case of any reasonable request therefor by the Company, the Company shall issue a new certificate representing such Shares in lieu of such lost, stolen, destroyed or mutilated certificate.

          7.15 Notice of Litigation. The Company shall promptly provide notice to the Purchasers of any material suit or litigation instituted against the Company.

          7.16 Securities Law Filings. The Company shall make any filing necessary to perfect in a timely fashion an exemption from the registration and prospectus delivery requirements of the Securities Act, and to register or qualify or secure an exemption from such registration or qualification under any applicable Blue Sky or securities laws of any state or other jurisdiction for the issuance of the Shares to the Purchasers.

          7.17 Termination of Certain Obligations. The obligations of the Company under Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.12, 7.13, and
7.15 hereof shall terminate upon the occurrence of any event specified in the Certificate as a condition precedent for the automatic conversion of the Shares or upon the voluntary conversion pursuant to the Certificate of more than 50% of the Shares.

                                    SECTION 8

                             Transfer of Securities

          8.1 Restrictions on Transfer. The Shares shall not be transferable, except upon the conditions specified in this Section 8, which are intended to insure compliance with the provisions of the Securities Act and the California Corporate Securities Act of 1968 or, in the case of Section 8.13 hereof, to assist in an orderly distribution. Each Purchaser agrees to cause any proposed transferee of Shares held by the Purchaser to agree to take and hold those securities subject to the provisions of this Section 8.


                                       18.

          8.2 Restrictive Legend. Each certificate representing the Shares or any Restricted Stock shall be imprinted with a legend substantially in the following form:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED BY SUCH TRANSFER.

          8.3 Transfers. Prior to any proposed transfer of any Shares or any Restricted Stock (other than under circumstances described in Section 8.4 and 8.5 hereof), and so long as such securities bear the restrictive legend required under Section 8.2, the Holder thereof shall deliver to the Company (except in transactions demonstrated to the Company's reasonable satisfaction to be in compliance with Rule 144 of the Commission, or any substantially similar successor rule of the Commission) either (i) a written opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed transfer of such securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a "no action" letter from the Commission (and any necessary state securities administrators) to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission (or such administrators) that action be taken with respect thereto, whereupon the Holder of such securities shall be entitled to transfer such securities in accordance with the terms of such opinion or "no action" letter. Upon the request of a Holder complying with either of these conditions, the Company will issue a new certificate for such securities free of any legend.

           8.4   Requested Registration.

                 (a) If the Company shall receive from any Purchaser or Purchasers a written request that the Company effect a registration for the sale of Restricted Stock, the Company will, as soon as practicable, effect such registration as may be so requested and as would permit or facilitate the sale and distribution of the Restricted Stock specified in such request, provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.4:


                                       19.

                 (i) Prior to the earlier of the fifth anniversary of the date hereof or the completion of the initial, firm-commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act;

                 (ii) If the request from the Purchaser(s) is for a registration on Form S-1, S-2 or S-18 (or their equivalents) and the Company has previously effected two such registrations pursuant to this Section 8.4(a);

                 (iii) If the Company has effected any registration pursuant to this Section 8.4(a) within twelve months of such request;

                 (iv) If the aggregate proposed selling price of the Restricted Stock to be included by the Purchaser(s) is less than $1,000,000 in the case of a registration on Form S-1, S-2 or S-18 or $500,000 in the case of a registration on Form S-3; or

                 (v) If the request from the Purchaser(s) is for registration of a class of securities other than Common Stock, and the Company has not previously effected a registered public offering of such class of securities.

                 (b) If a Purchaser, in making a valid request for registration pursuant to Section 8.4(a), intends to distribute the Restricted Stock covered by its request by means of an underwriting, it shall so advise the Company as a part of its request and the Company shall include such information in the written notice referred to in Section 8.4(a) above. The right of the Purchaser to registration pursuant to this Section 8.4 shall be conditioned upon the inclusion of the Purchaser's Restricted Stock in the underwriting. If holders of securities of the Company (other than holders of Restricted Stock) who are entitled by contract with the Company to have securities included in any registration initiated pursuant to this Section 8.4 (the "Other Shareholders") request such inclusion, the Purchaser(s) shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. If the managing underwriter or underwriters of the offering advise the Purchaser(s) in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by the Other Shareholders shall, to the extent necessary, be first excluded from such registration before any shares of Restricted Stock held by the Purchaser(s) are excluded. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in


                                       20.

such registration. If any Purchaser disapproves of the terms of any underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. In such event, the registration shall not be counted as a registration for the purposes of Section 8.4(a). If the managing underwriter or underwriters have not limited the amount of Restricted Stock to be underwritten, the Company may include its securities for its own account in such registration unless such inclusion will limit the sale of any Restricted Stock in the underwriting. The managing underwriter or underwriters of any underwritten public offering requested pursuant to this Section 8.4 shall be selected by mutual agreement of the Company and the Purchaser(s).

           8.5   Company Registration.

                 (a) If the Company shall determine to register any of its securities either for its own account or the account of any security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 of the Commission (or substantially similar successor rule) or a registration on any registration form which does not permit secondary sales or does not include substantially the same information regarding the Company as would be required to be included in a registration statement covering the sale of Restricted Stock, the Company will:

                 (i) promptly give to each Holder of Restricted Stock written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws, and the name of the managing underwriter or underwriters, if any, of the offering); and

                (ii) include in such registration all the Restricted Stock of the same class or classes of securities to be registered by the Company, as specified in a written request or requests given by any Holder within 15 days after such written notice from the Company described in clause (i) above is given, except as set forth in
           Section 8.5(b) below.

                 (b) The right of any Holder to include Restricted Stock in a registration pursuant to Section 8.5 involving an underwritten public offering shall be conditioned upon the inclusion of such Holder's Restricted Stock in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section 8.5, if the managing underwriter or underwriters determine that marketing factors require a limitation on the number of shares to be underwritten, and if such registration is


                                       21.

the first registered public offering of the Company's securities, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Restricted Stock requested to be included. The Company shall so advise all holders of securities requesting registration, and the securities of the Company held by Other Shareholders shall, to the extent necessary, be first excluded from such registration before any shares of Restricted Stock held by the Purchaser are excluded. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Restricted Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            8.6 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with (i) the first two registrations on Form S-1, S-2, S-3 or S-18 (or their equivalents) effected pursuant to Section 8.4, and (ii) all registrations pursuant to Section 8.5; provided, however, that if any holder of Registrable Securities shall withdraw from any registration commenced pursuant to this Section 8, such holder shall pay his or its portion of any expenses incurred in connection with such registration prior to such withdrawal pro rata, on the basis of the number of shares such holder had requested to include in the registration. All Selling Expenses shall be borne by the holders of the securities so registered and sold, pro rata on the basis of the number of their shares so registered and sold.

            8.7 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will advise the Purchasers in writing as to the initiation of such registration and as to the completion thereof, and the Company will as expeditiously as possible:

                  (a) Keep such registration effective for a period of 90 days or until the Holder or Holders of Restricted Stock included in such registration have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) Furnish such number of prospectuses and other documents incident thereto as a Holder of Restricted Stock included in such registration may from time to time reasonably request;

                  (c) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the Company, the underwriter of the public offering and the Holders of the Restricted Stock included in such offering;


                                       22.

                  (d) Register or qualify the securities covered by such registration statement under state securities or Blue Sky laws of such jurisdictions as such participating Holders of Restricted Stock and underwriters may reasonably request, except in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction;

                  (e) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) Notify counsel for such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) Advise such Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (h) Refrain from making any sale or distribution of Common Stock or other equity security, except pursuant to any employee benefit plan approved by the Board and any pre-existing agreement for the sale or distribution of such securities, for at least 90 days after the closing of the public offering pursuant to such registration statement.

            8.8   Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder of Restricted Stock included in a registration pursuant to this Section 8, each of such Holder's officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act and the rules and regulations thereunder, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated


                                       23.

therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of such Holder's officers, directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, however, that in the case of a registration pursuant to Section 8.5 hereof, the obligation of the Company hereunder shall be limited to an amount equal to the aggregate proceeds to the Company of securities sold in such registration.

                 (b) Each Holder of Restricted Stock included in a registration pursuant to this Section 8 will indemnify the Company, each of the Company's directors and officers and each underwriter, if any, of the Company's securities covered by such registration, each Person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder of Restricted Stock included in such registration and such other Holder's officers, directors and partners, and each Person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such underwriters and such other Holders, directors, officers, partners, and control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds to the Purchaser of securities sold as contemplated herein.


                                       24.

                 (c) Each party entitled to indemnification under this Section
8.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No
Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           8.9 Information by Holder. Each Holder of Restricted Stock included in a registration pursuant to this Section 8 shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

           8.10 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, so long as the Purchasers or their assigns are together the Holders of more than 50% of the Restricted Stock purchased hereunder, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company or to participate in any registration effected pursuant to Section 8.4 hereof. This Section 8.10 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities other than pursuant to Section 8.4 hereof, to include, among the securities which the Company is then registering, securities owned by such holder subject to the terms and conditions of this Section 8 applicable to Other Shareholders. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the Holders of Restricted Stock provided in this Agreement.


                                       25.

           8.11 Rule 144 Reporting. With a view to making available the benefits of the rules and regulations of the Commission which may permit the sale of the Restricted Stock to the public without registration and the benefits of using Form S-3, the Company agrees to:

                  (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration of the Company under the Securities Act of an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act, whether or not the Company is required to do so, at any time after it has become subject to such reporting requirements of the Exchange Act; and

                  (c) So long as any Purchaser holds any Restricted Stock, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration of the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request to avail itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

                    (d) Use reasonable efforts to qualify for the use of Form S-3 (or its equivalent).

         8.12 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 8.4 and 8.5 may be assigned by any Purchaser to any of its limited partners or to the spouse of any Purchaser, without regard to the amount of securities transferred, and to any other transferees or assignees of such stock acquiring at least 50% of the shares held by the Purchaser, provided that the Company is given written notice at the time of or within a reasonable time after any said transfer, stating the name and address of said transferees or assignees and identifying the securities with respect to which such registration rights are being assigned, and provided further that the transferees or assignees of such rights assume the obligations of the Purchaser(s) under this section 8.


                                       26.

          8.13 "Market Stand-Off" Agreement. The Purchasers, if requested by the Company and the underwriter of any public offering of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the 90 day period following the effective date of the registration statement covering the public offering, provided that all officers and directors of the Company shall also enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 90 day period.

          8.14 No Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Restricted Stock. Notwithstanding anything else in this Section 8, if Company shall have obtained from the Commission a "no action" letter in which the Commission has indicated that it will take no action, if without registration under the Securities Act, any holder disposes of securities covered by any request for a registration made under this section in the specific manner in which such holder proposes to dispose of the Restricted Stock, included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such holder, which concurrence shall not be unreasonably withheld, no registration under the Securities Act is required in connection with such disposition, the shares included in such request shall not be eligible for registration under this Section 8.

                                    SECTION 9

                                   Enforcement

          9.1 Remedies at Law or in Equity. If any Default should occur or if any representation or warranty made by or on behalf of either party to this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, the other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate or for the injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Certificate or to enforce any other legal or equitable right of such party, or to take any one or more of such actions. In the event of such an action, the prevailing party in any such dispute shall


                                       27.

be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Certificate, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.

          9.2 Cumulative Remedies. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or by the Certificate or now or hereafter available at law, in equity, by statute or otherwise.

                                   SECTION 10

                                   Definitions

           Unless the context otherwise requires, the terms defined in this section 10 shall have the meaning herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms used in this Agreement not defined in this section 10 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms appearing in this Agreement shall refer to accounting on a consolidated basis for the Company and each of its Subsidiaries.

           "Agreement" shall mean this Agreement.

           "Certificate" shall have the meaning assigned to it in section 1.1 hereof.

           "Board" shall mean the Board of Directors of the Company.

           "Business Plan" shall have the meaning assigned to it in section 3.20 hereof.

           "Closing" and "Closing Date" shall have the meanings assigned to them in section 2.1 hereof.

           "Common Stock" shall have the meaning assigned to it in section 3.3 hereof.


                                       28.

           "Commission" shall mean the Securities and Exchange Commission.

           "Company" shall mean Intellicom, Inc.

           "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement to be observed or performed under the terms of this Agreement or the Certificate, if such default or failure in performance shall remain unremedied for thirty days.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Holder" shall mean, with respect to any outstanding security, the record owner of such security and, with respect to the Common Stock or other securities issuable upon conversion of any Shares, the record owner of such Shares.

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial code of any jurisdiction and including any lien or charge arising by statute or other law.

           "Other Shareholder" shall have the meaning assigned to it in section 8.4(b) hereof.

           "Person" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

           "Preferred Stock" shall have the meaning assigned to it in section
3.3 hereof.

           "Purchasers" shall mean Southern California Ventures, Robert W. Johnson and Thomas A. Tisch.

           The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

           "Registration Expenses" shall mean all expenses incurred by the Company in order to comply with sections 8.4, 8.5 and 8.7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of accountants


                                       29.

and legal counsel for the Company, fees and disbursements NASD fees, blue sky fees and expenses, and the expenses associated with the Company's obligations under section 8.7, but excluding Selling Expenses.

           "Restricted Stock" shall mean (i) all Common Stock issued or issuable upon conversion of the Shares and (ii) any securities issued or issuable with respect to such Common Stock or the Shares upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event; provided, however, that any shares of such Common Stock or other, securities shall cease to be Restricted Stock after they have been lawfully sold to the public or certificates representing such shares shall be issued in accordance with Section
8.3 without the legend required under Section 8.2.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Selling Expenses" shall mean all underwriting discounts and selling commissions relating solely to the sale of Restricted Stock.

           "Shares" shall have the meaning assigned to it in section 1.1 hereof.

           "Special Counsel" shall mean Riordan & McKinzie, legal counsel for the Purchasers in connection with the purchase and sale of the Shares.

           "Subsidiary" shall mean any corporation, association or other business entity at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both.

                                   SECTION 11

                                  Miscellaneous

           11.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

           11.2 Survival. All representations, warranties, covenants and agreements made in Section 3 of this Agreement, the Exhibits hereto or in the Business Plan shall survive until 30 days following the delivery to the Purchasers of the financial statements for the year ended April 30, 1988 pursuant to Section 7.2(a) hereof. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant


                                       30.

hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

           11.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder and the Purchasers may not assign their rights hereunder except to any Purchaser's limited partners or to the spouse of any Purchaser, without regard to the amount of shares transferred to such Person or to any other person to whom a Purchaser transfers at least 50% of the Restricted Stock purchased by such Purchaser.

           11.4 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

           11.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or upon the expiration of 72 hours after mailing, if mailed, first class mail, postage prepaid, addressed as follows:

                  (a) If to the Purchasers, at the addresses set forth below or at such other address or addresses as the Purchaser may specify by written notice to the Company:

Mr. Robert W. Johnson                        James W. Geisz, Esq.
Southern California Ventures                 Riordan & McKinzie
2102 Business Center Drive                   300 South Grand Avenue
Suite 218                                    Suite 2900
Irvine, CA 92715                             Los Angeles, CA 90071

                  (b) If to the Company, at the addresses set forth below or at such other address or addresses as the Company may specify by written notice to the Purchaser:

Mr. Mark D. Dankberg                      Richard K. Circuit, Esq.
ViaSat, Inc.                              Wiles, Circuit and Tremblay
1239 Crest Drive                          1205 Prospect Street, Suite 400
Encinitas, California 92024               La Jolla, California 92037

           11.6 Severability; Counterparts.

                  (a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and


                                       31.

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11.7 Titles and Subtitles. The titles of the sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

            11.8 Waivers and Amendments. With the written consent of Purchasers holding a majority of the Restricted Stock the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchasers and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of the Purchasers created by the Certificate or by the California Corporations Code unless such waiver or supplemental agreement shall comply with the requirements of the Certificate or the California Corporations Code. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this section 11.8.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed And delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

VIASAT, INC.                              SOUTHERN CALIFORNIA VENTURES

By /s/ Mark D. Dankberg                    By
_______________________________________   ______________________________________

_______________________________________   ______________________________________
Robert W. Johnson                         Thomas A. Tisch


                                       32.

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11.7 Titles and Subtitles. The titles of the sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

            11.8 Waivers and Amendments. With the written consent of Purchasers holding a majority of the Restricted Stock the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchasers and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of the Purchasers created by the Certificate or by the California Corporations Code unless such waiver or supplemental agreement shall comply with the requirements of the Certificate or the California Corporations Code. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this section 11.8.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

VIASAT, INC.                             SOUTHERN CALIFORNIA VENTURES

By____________________________________   By_____________________________________

                                          /s/ Thomas A. Tisch
______________________________________    ______________________________________
Robert W. Johnson                        Thomas A. Tisch


                                       32.

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11.7 Titles and Subtitles. The titles of the sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

            11.8 Waivers and Amendments. With the written consent of Purchasers holding a majority of the Restricted Stock the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchasers and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of the Purchasers created by the Certificate or by the California Corporations Code unless such waiver or supplemental agreement shall comply with the requirements of the Certificate or the California Corporations Code. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this section 11.8.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.


VIASAT, INC.                      SOUTHERN CALIFORNIA VENTURES

By____________________________________   By_____________________________________

  /s/ Robert W. Johnson
______________________________________   _______________________________________
Robert W. Johnson                        Thomas A. Tisch


                                       32.

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11.7 Titles and Subtitles. The titles of the sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

            11.8 Waivers and Amendments. With the written consent of Purchasers holding a majority of the Restricted Stock the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchasers and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of the Purchasers created by the Certificate or by the California Corporations Code unless such waiver or supplemental agreement shall comply with the requirements of the Certificate or the California Corporations Code. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this section 11.8.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

VIASAT, INC.                             SOUTHERN CALIFORNIA VENTURES

By                                         By /s/             ,General Partner
______________________________________   _______________________________________

______________________________________   _______________________________________
Robert W. Johnson                        Thomas A. Tisch


                                      32.

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11.7 Titles and Subtitles. The titles of the sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

            11.8 Waivers and Amendments. With the written consent of Purchasers holding a majority of the Restricted Stock the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Purchasers and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of the Purchasers created by the Certificate or by the California Corporations Code unless such waiver or supplemental agreement shall comply with the requirements of the Certificate or the California Corporations Code. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this section 11.8.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

VIASAT, INC.                             SOUTHERN CALIFORNIA VENT

By                                       By /s/           ,General Partner
______________________________________   _______________________________________

______________________________________   _______________________________________
Robert W. Johnson                        Thomas A. Tisch


                                       32.

                                                          EXHIBIT A


                        AMENDED AND RESTATED ARTICLES OF

                                INCORPORATION OF

                                  VIASAT, INC.

                            a California Corporation

          MARK D. DANKBERG and RICHARD K. CIRCUIT hereby certify that:

          1. They are the President and Assistant Secretary, respectively, of ViaSat, Inc., a California corporation.

          2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                 ONE:   The name of this corporation is ViaSat, Inc.

                 TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                 THREE: A. This corporation is authorized to issue thirteen million (13,000,000) shares of its capital stock, which shall be divided into two classes known as common stock and preferred stock, respectively, and the par value of each share of common and preferred stock shall be One Cent ($.01).

                             B. The total number of shares of common stock which this corporation is authorized to issue is ten million (10,000,000). The total number of shares of preferred stock which this corporation is authorized to issue is three million (3,000,000). This corporation is authorized to issue one series of its preferred stock, which shall be known as its Series A convertible preferred stock ("Series A Preferred Stock") and shall consist of three million (3,000,000) shares.

                             C. This corporation shall from time to time, in accordance with the laws of the State of

            California, increase the authorized amount of its common stock, if at any time the number of shares of common stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the preferred stock in accordance with the applicable conversion provisions.

                  FOUR: The rights, preferences, privileges and restrictions granted to or imposed upon the shares of Series A Preferred Stock or the holders thereof are as follows:

            (a)   Dividends.

                 (1) Right to Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Corporation's Board of Directors, and out of any funds legally available therefor, cumulative dividends at the annual rate of $.009 per share, payable, if earned and declared, in cash on the 1st day of May of each year with respect to the prior fiscal year. Subject to the remainder of this subsection (a), such dividends shall accrue on each such share from the date of its original issue and shall accrue from month to month. Such dividends shall accumulate and accrue during each fiscal year only to the extent of the net income of the Company for such fiscal year. For the purposes of this section, "net income" of the Company for a period shall mean the consolidated net income of the Company, and its subsidiaries, for that period determined in accordance with generally accepted accounting principles.

                 (2) Priority. No dividend shall be paid or declared and no distribution shall be made on any Common Stock, no shares of Common Stock shall be purchased, redeemed or otherwise acquired by the Corporation and no monies shall be paid into or set aside or otherwise made available for a sinking fund for the purchase, redemption or acquisition of any shares of Common Stock if dividends on the Series A Stock for the then current annual dividend period and accrued dividends for all previous dividend periods, at the annual rate specified above, have not been paid or declared and a sum sufficient for the payment thereof set apart; provided, however, that subject to subparagraph
(g)(1)(i), the restrictions shall not apply to the repurchase of shares of Common Stock from directors or employees of, or consultants to the Corporation pursuant to stock purchase or stock option agreements under which the Corporation has the option or obligation to repurchase such shares upon the occurrence of certain events including the termination of employment. Any accumulation of dividends on Series A Stock shall not bear interest.

                 (3) Partial Payment. If the Board shall declare a payment of dividend and the amount declared for dividend payment


                                       2.

is insufficient to permit the payment of the full preferential amounts required to be paid to the holders of the outstanding Series A Stock and to holders of any other Preferred Stock on a parity therewith as to dividend preferences, then the entire amount declared for dividend payment shall be distributed ratably among the holders of Series A Stock and such other holders according to the respective preferential amounts to which such holders would otherwise be entitled.

              (b)   Preference on Liquidation.

                  (1) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to it stockholders, whether from capital, surplus or earnings before any payment shall be made in respect of the Common Stock of the Corporation, an amount equal to $.10 plus all accrued, but unpaid dividends, if any, per share (the "Preference Price"). In the case of any liquidation, dissolution, or winding up of the corporation occurring on or prior to June 11, 1989, after the holders of shares of Series A Stock have received an amount equal to the Preference Price, and the further payment of the full preferential amounts to which the holders of any other Preferred Stock are specifically entitled, the assets remaining shall be distributed ratably among the holders of Common Stock until each holder of Common Stock has received an amount per share equal to the price paid per share to the Corporation by the original holder of each share of Common Stock plus all accrued but unpaid dividends, if any, on such Common Stock. Thereafter, any assets remaining shall be distributed ratably among the holders of all of the stock of the Corporation (Preferred and Common). In case of any liquidation, dissolution or winding up of the Corporation occurring subsequent to June 11, 1989, after the holders of shares of Series A Stock have received an amount equal to the Preference Price, and the further payment of the full preferential amounts to which the holders of any other Preferred Stock are specifically entitled, the assets remaining shall be distributed ratably among the holders of Common Stock until each holder of Common Stock has received an amount equal to the Preference Price. (The amount required to pay the full Preference Price to each holder of Series A Stock and other preferred stock and the amount required to be paid to each holder of Common Stock hereunder is hereinafter collectively referred to as the "Payout.") Thereafter, any assets remaining shall be distributed ratably among the holders of all of the stock of the Corporation (Preferred and Common).

                  (2) The sale, transfer or lease of all or substantially all of the assets of the Corporation, the gross proceeds of which do not exceed the Payout, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph (b).

                 (3) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the full preferential amounts required to be paid to the holders of series A Stock and the holders of any other Preferred Stock on a parity therewith as to liquidation preferences, then the entire assets of the Corporation legally available to be distributed shall be distributed ratably among the holders of Series A Stock and such other holders according to the respective preferential amounts to which such holders would otherwise be entitled.

            (c) voting.

                 (1) Preferred Stock. Each holder of shares of Series A Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Stock could be converted, pursuant to the provisions of paragraph (d) of this Article Four, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

                 (2) Common Stock. Each holder of shares of Common stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series A Stock and the holders of Common Stock shall vote together and not as separate classes.

            (d)   Conversion Rights.

            The holders of Series A Stock shall have the following conversion rights (the "Conversion Rights"):

                 (1) Right to Convert. The Series A Stock shall be convertible, at any time or from time to time, at the option of any holder thereof, into fully paid and nonassessable shares of Common Stock.

                 (2) Conversion Price. Each share of Series A Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price in effect at the time of conversion into $.10 for each share of Series A Stock being converted. The initial Conversion Price shall be $.10 subject to adjustment from time to time as provided below.

                 (3) Mechanics of Conversion. Each holder of Series A Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of


                                       4.

any transfer agent for the Series A Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                 (4) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date of original issue of the Series A Stock (the "Commitment Date") effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subparagraph (4) shall become effective as of the date and time the subdivision or combination becomes effective.

                 (5) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend or distribution is not fully paid on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph (5) as of the time of and on the basis of the actual dividend or distribution paid.


                                       5.

                 (6) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this paragraph (d) with respect to the rights of the holders of Series A Stock.

                 (7) Adjustment for Recapitalizations, Reclassifications and Exchanges. If the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or exchange (other than by subdivision, combination, stock dividend, reorganization, merger, consolidation or sale of assets, as provided for elsewhere in this paragraph (d)), then the holders of Series A Stock shall have the right thereafter to convert their Series A Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or exchange by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such recapitalization, reclassification or exchange, all subject to further adjustment as provided herein.

                  (8)   Reorganizations, Mergers, Consolidations or
Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, reclassification, exchange, subdivision, combination, or stock dividend provided for elsewhere in this paragraph (d)), merger or consolidation of the Corporation with or into another corporation, or sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Series A Stock shall thereafter be entitled to receive, upon conversion of the Series A Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of Common Stock deliverable upon conversion would otherwise have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment


                                       6.

shall be made in the application of the provisions of this paragraph (d) with respect to the rights of the holders of the Series A Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (d) (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

            (9) Accountants' Certificate of Adjustment. In any case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock, or other securities issuable upon conversion of Series A Stock, the Corporation at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based.

            (10) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other person, any consolidation, any merger, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Stock no less than 10 days and no more than 50 days prior to the record date specified therein or the effective date thereof, a notice specifying (A) the material terms and conditions of the proposed action, (B) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (D) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up.


                                       7.

            (11) Automatic Conversion.

                  (i) Each share of Series A Stock shall automatically be converted into shares Of Common Stock based on the then effective Conversion Price immediately upon the closing of any public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds $3,000,000, and the public offering price per share of which equals or exceeds $.50 per share of Common Stock (appropriately adjusted for stock dividends, recapitalizations, subdivisions and combinations of shares of Common Stock).

                  (ii) Each share of Series A Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price immediately prior to the closing of a merger, consolidation or combination of the Corporation with or into another Corporation or entity, or a sale of substantially all of the Corporation's assets, in which the Corporation receives cash in the aggregate amount of, or freely tradeable securities with an aggregate value of, at least $3,000,000 and at a price per share of Common Stock equal to or exceeding $.50 per share.

                  (iii) Upon the occurrence of the event specified in subparagraph (i) or (ii) above, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of such automatic conversion of the Series A Stock, each holder of Series A Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on the date on which such automatic conversion occurred.


                                       8.

                 (12) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series A Stock of any holder. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall, to the extent legally permissible, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value as of the date of conversion as determined in good faith by the Board.

                 (13) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                 (14) Notices. Any notice required by the provisions of this paragraph (d) to be given to the holder of shares of the Series A Stock shall be deemed given upon the earlier of actual receipt or 72 hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                 (15) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Stock, including without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered.

            (e)  Redemption.

            The Company may only redeem or otherwise acquire for value any outstanding Series A Stock as follows:

                  (1) Mandatory Redemption. So long as any Series A Stock remains outstanding, the Company will, if it may lawfully do so, redeem one third of the number of shares of Series A Stock held on January 1, 1991 by each holder thereof, on each of April


                                       9.

1, 1991, April 1, 1992, and April 1, 1993 ("Redemption Date(s)"), at the redemption price hereinafter specified; provided, however, that the Company shall not redeem any shares of Series A Stock required to be redeemed on a Redemption Date which a holder elects not to have redeemed by delivery of a written notice to the Company within 45 days after the receipt of the Redemption Notice (as defined below) for such Redemption Date. If the funds of the Company legally available for redemption of Series A Stock on any Redemption Date are insufficient to redeem the total number of shares required under this subsection to be redeemed on such date, the funds which are legally available will be used to redeem the maximum possible number of shares. At any time thereafter when additional funds of the Company are legally available for the redemption of the Series A Stock, such funds will immediately be used to redeem Series A Stock which the Company has become obligated to redeem on any Redemption Date but has not yet redeemed. In the event of the redemption of less' than one third of the Series A Stock held by each holder thereof on any Redemption Date, the Company shall effect such redemption pro rata from the holders of Series A Stock according to the number of shares held by each.

            (2) Redemption Price. The redemption price shall be an amount per share in cash equal to $.10 plus all accrued and unpaid dividends thereon (the "Redemption Price").

            (3) Redemption Notice. The Company shall, not less than 60 nor more than 90 days prior to each date for the redemption of the Series A Stock, mail written notice ("Redemption Notice"), postage prepaid, to each holder of record of Series A Stock to be redeemed at such post office address last shown on the records of the Company. The Redemption Notice shall state:

                  (i) The total number of the outstanding shares of Series A Stock to be redeemed;

                  (ii) The number of shares of Series A Stock held by the holder which the Company intends to redeem;

                  (iii) The Redemption Date and Redemption Price;

                  (iv) The date on or before which the holder of Series A Stock may elect not to have redeemed any or all of such holder's Series A Stock scheduled for redemption.

                  (v) The time and manner in, and place at, which the holder is to surrender to the Company the certificate or certificates representing the shares of Series A Stock to be redeemed.


                                       10.

                 (4) Surrender of Stock. On or before the Redemption Date, each holder of Series A Stock to be redeemed, unless the holder has converted the shares to be redeemed as provided in paragraph (d), shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares of Series A Stock represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

                 (5) Termination of Rights. If the Redemption Notice is duly given, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subparagraph (6) below, then notwithstanding that the certificates evidencing any of the shares of Series A Stock so called for redemption have not been surrendered, such shares will thereupon be deemed to be redeemed and no longer outstanding, and the dividends with respect to such shares shall cease to accrue and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

                 (6) Deposit of Funds. On or prior to the Redemption Date, the Company shall deposit with any bank or trust company in San Diego, California, having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all outstanding shares of Series A Stock and any other Preferred Stock on a parity therewith as to redemption, called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled only to receive payment of the Redemption Price from the Company.

            (f)   Restrictions and Limitations.

                 (1) So long as at least 300,000 shares of Series A Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary (as hereinafter defined) to, without the vote or written consent by the holders of more than 50% of the then outstanding Series A Stock voting as a single class:


                                       11.

                  (i) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from Corporation or any Subsidiary pursuant to an agreement under which the Corporation has the option or the obligation to repurchase such shares upon the occurrence of certain events, including the termination of employment, provided that the total amount applied to such repurchase does not exceed $50,000 during any twelve-month period;

                  (ii) Prior to April 1, 1993, effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any corporation more than 50% of whose outstanding voting stock is owned by the Corporation ("Subsidiary"), or any consolidation or merger involving the Corporation or any Subsidiary, or any recapitalization, dissolution, liquidation or winding up, of the Corporation in which the consideration received by or allocable to the holders of the Series A Stock is cash in an amount, or freely tradeable Securities with a value, which is less than $.50 per share, appropriately adjusted for stock splits, combinations and dividends, or make any agreement or become obligated to do so unless the obligations of the Corporation under the agreement are expressly conditioned upon the requisite approval of the holders of the Series A Stock.

                  (iii) Permit any Subsidiary to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock of such Subsidiary;

                  (iv) Until the earlier of April 1, 1993 or the end of the second consecutive fiscal year in which the Corporation has pre-tax earned income (determined in accordance with generally accepted accounting principles consistently applied) of at least $500,000, amend the Bylaws of the Corporation to change the authorized number of directors.

            (2) The Corporation shall not amend its Articles of Incorporation without the approval, by vote or written consent, of the holders of more than 50% of the Series A Stock voting as a single class if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of the Series A Stock.

      (g) Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction, or mutilation of any certificate representing any of the Series A Stock, and, in the case of loss, theft, or destruction, the execution of an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred


                                       12.

by it in connection therewith, the Corporation will issue, or cause to be issued, a new certificate representing such Series A Stock in lieu of such lost, stolen, destroyed, or mutilated certificate.

            3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of common stock of the corporation is three million (3,000,000). The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

            We declare, under the penalty of perjury, under the laws of the State of California, that the matters set forth in this certificate are true on our own knowledge.

      Executed this 9th day of June, 1986, at La Jolla, California.

                                             /s/ Mark D. Dankberg
                                             ___________________________________
                                             MARK D. DANKBERG
                                             President

                                             /s/ Richard K. Circuit
                                             ___________________________________
                                             RICHARD K. CIRCUIT
                                             Assistant Secretary


                                       13.

                                    EXHIBIT B

                             SCHEDULE OF PURCHASERS

                                                  Number of
Purchaser                                          Shares            Consideration
---------                                        ----------          -------------
Southern California
   Ventures                                       2,720,000             $272,000

Robert W. Johnson                                   250,000               25,000

Thomas A. Tisch                                      30,000                3,000
                                                 ----------             --------
                                                  3,000,000             $300,000
                                                 ----------             --------

                                  ViaSat, Inc.

                            Schedule of Exceptions to
                       Preferred Stock Purchase Agreement
                              Dated June 11 , 1986

      1. Mark Dankberg, the Company's President, owns 263 shares of the common stock of M/A - COM, Inc., his former employer and a potential competitor of the Company.

                                    EXHIBIT C

                                  ViaSat, Inc.

                       Schedule of Shareholders of Record
                                  June 11, 1986

Mark Dankberg                                                  1,200,000 shares
1239 Crest Drive
Encinitas, California 92024

Steven R. Hart                                                   900,000 shares
1858 Avenida Flores
Encinitas, California 92024

Mark J. Miller                                                   900,000 shares
11384 Avenger Road
San Diego, California 92126

                                   EXHIBIT "D"

                                  ViaSat, Inc.

                   Opening Statement of Assets and Liabilities
                                  May 23, 1986

ASSETS
      Cash in bank accounts                     $ 5,000.00
      Notes receivable                            25,000.00
                                                 ----------
                  Total Assets:                                    $30,000.00

LIABILITIES AND SHAREHOLDERS' EQUITY

      Liabilities                                    None

      Shareholders' equity:

            Common stock, par value $.01,         30,000.00
            10,000,000 shares authorized,
            3,000,000 issued and out-
            standing                             ----------

                  Total Liabilities and
                  Shareholders' Equity                             $30,000.00

                                   EXHIBIT "E"

                                  ViaSat, Inc.

                        Schedule of Contracts and Leases

      1. Cincinnati Electric Technical Support Contract dated May 22, 1986.

      2. TRW Personal Consulting Contracts with Messr. Dankberg, Miller and Hart, beneficially assigned to Company, dated May 20, 1986.

                                    EXHIBIT F